UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2014

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
On December 17, 2014, WESCO International, Inc. (the "Company") issued a Press Release reaffirming its 2014 outlook, providing its 2015 outlook, and announcing a new share repurchase program. A copy of the Press Release is attached hereto as Exhibit 99.1.
On December 17, 2014, members of senior management of the Company will deliver a presentation on its outlook for 2015. The presentation will include written communication comprised of slides and will be accessible on the Company's website via webcast. The slides from the presentation are attached hereto as Exhibit 99.2.

Item 8.01.	Other Events.

On December 11, 2014, the Board of Directors of the Company (the "Board") approved the repurchase of up to $300 million of the Company's common stock through December 31, 2017. The number, price, structure and timing of the repurchases, if any, will be at the Company's sole discretion, and future repurchases will be evaluated by the Company depending on market conditions, liquidity and other factors. The Board may suspend, modify or terminate this repurchase program at any time without prior notice.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by WESCO International, Inc., dated December 17, 2014.

99.2	Slide presentation for investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2014	WESCO INTERNATIONAL, INC.
(Date)
/s/ Kenneth S. Parks
Kenneth S. Parks
Senior Vice President and Chief Financial Officer